SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2004

SULPHCO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27599	88-0224817
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (775) 829-1310

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

       ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

       On November 3, 2004, the Registrant issued a press release announcing that it has completed the second closings of two private placements entered into by the Company in June 2004 for the sale of its units, resulting in additional cash proceeds of $2.6 million, less commissions of $182,672.

       In June 2004 investors had previously purchased approximately $1.34 million of units at $0.90 per unit, and approximately $1.27 million of units at $1.25 per unit, and the investors had the right to purchase up to an additional $1.34 million of $0.90 units and $1.27 million of $1.25 units at second closings any time on or before October 31, 2004. As of November 2, 2004, all of these rights were exercised by the investors. Proceeds from the sale of units are expected to be used for working capital and general corporate purposes.

       Each of the $0.90 units has a purchase price of $0.90 per unit and consists of one share of common stock, a warrant entitling the purchaser to purchase 0.35 shares of common stock at $1.125 per share, and an additional investment right entitling the purchaser to purchase up to two additional shares at a purchase price of $0.90 per share and a warrant to purchase up to 0.35 shares at $1.125 per share for each additional share acquired under the additional investment right.

       Each of the $1.25 units has a purchase price of $1.25 per unit and consists of one share of common stock, a warrant entitling the purchaser to purchase 0.35 shares of common stock at $1.5625 per share, and an additional investment right entitling the purchaser to purchase up to one additional share at a purchase price of $1.25 per share and a warrant to purchase up to 0.70 shares at $1.5625 per share for each additional share acquired under the additional investment right.

       The additional investment rights are exercisable by the investors at any time until 180 trading days following the effective date of the registration statement filed with the SEC. The warrants are exercisable for up to 30 months following the date of issuance. The Company has filed a registration statement with the Securities and Exchange Commission to register the resale of common stock acquired by the investors under the units, which has not yet been declared effective by the SEC.

       A copy of the press release is filed herewith as Exhibit 99.

       ITEM 9.01. EXHIBITS

       The following exhibit is attached hereto and incorporated herein by reference.

Exhibit No.	Exhibit Description

99	Press Release dated November 3, 2004

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SULPHCO, INC.

Dated: November 3, 2004	/s/ Rudolf W. Gunnerman
Rudolf W. Gunnerman,
Chairman and CEO